UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

(441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On September 5, 2019, Signet Jewelers Limited (“Signet”) issued a press release announcing that Signet UK Finance plc, its wholly-owned subsidiary (the “Company”), commenced a tender offer to purchase its outstanding 4.700% Senior Notes due 2024 (CUSIP No. 82671AAA1) (the “Notes”) through a cash tender offer (the “Tender Offer”). Approximately $400 million in aggregate principal amount of the Notes is currently outstanding. The Tender Offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 5, 2019 and a related Consent and Letter of Transmittal, which set forth the terms and conditions of the Tender Offer in full detail. Holders who validly tender their Notes at or prior to 5:00 p.m., New York City time, on September 18, 2019 (the “Early Tender Time”) will be eligible to receive the total consideration of $950.00 per $1,000 principal amount of Notes tendered (consisting of (i) tender offer consideration of $920.00 per $1,000 in principal amount of Notes validly tendered and (ii) $30.00 per $1,000 in principal amount of the Notes validly tendered, or the “Early Tender Premium.”). Holders who validly tender their Notes at or prior to 11:59 p.m., New York City time, on October 2, 2019 (the “Expiration Time”) will be eligible to receive the tender offer consideration of $920.00 per $1,000 principal amount of Notes tendered, and will not be eligible to receive the Early Tender Premium. Tendering holders will also receive accrued and unpaid interest from the last interest payment date on their Notes up to, but not including, the settlement date of the Tender Offer.

The Company expressly reserves the right to terminate the Tender Offer if any condition of the Tender Offer is not satisfied or waived by the Company and otherwise to amend the Tender Offer or Consent Solicitation in any respect. The Tender Offer is subject to the satisfaction of certain conditions set forth in the Offer to Purchase.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued on September 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED
Date: September 5, 2019

	By:	/s/ Joan Hilson
	Name:	Joan Hilson
	Title:	Chief Financial Officer